UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 28, 2013
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

(e)            On May 28, 2013, East West Bancorp, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, all eleven nominees for director were elected to the Company’s Board of Directors and the Company’s stockholders approved the proposal to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2013. The advisory vote regarding the Company’s executive compensation as set forth in the Proxy Statement was not approved.

1.	Election of the following eleven nominees to the Company’s Board of Directors:

	Votes Cast For	Withheld	Votes Abstained	Broker Non-Votes
Iris S. Chan	99,153,942	22,550,146	N/A	6,144,330
Rudolph I. Estrada	120,555,601	1,148,487	N/A	6,144,330
Julia S. Gouw	120,939,691	764,397	N/A	6,144,330
Paul H. Irving	99,153,644	22,550,444	N/A	6,144,330
Andrew S. Kane	99,695,278	22,008,810	N/A	6,144,330
Tak-Chuen Clarence Kwan	120,766,416	937,672	N/A	6,144,330
John Lee	120,779,537	924,551	N/A	6,144,330
Herman Y. Li	120,385,944	1,318,144	N/A	6,144,330
Jack C. Liu	120,932,493	771,595	N/A	6,144,330
Dominic Ng	119,557,327	2,146,761	N/A	6,144,330
Keith W. Renken	120,208,809	1,495,279	N/A	6,144,330

2.	Ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2013.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
127,410,578	49,698	388,142	0

3.	In a non-binding advisory vote regarding compensation as disclosed in the 2013 Proxy Statement, the votes are as follows:

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
50,650,580	70,391,084	662,424	6,144,330

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013	EAST WEST BANCORP, INC. By: /s/ Douglas P. Krause Douglas P. Krause, Esq., Executive Vice President and General Counsel